Exhibit 99.1

Essex Property Trust Prices $400 Million of Senior Notes

San Mateo, California— February 6, 2025—Essex Property Trust, Inc. (NYSE:ESS) (“Essex”) announced today that its operating partnership, Essex Portfolio, L.P. (the “Issuer”), priced an underwritten public offering of $400 million aggregate principal amount of 5.375% senior notes due 2035 (the “Notes”). The Notes were priced at 99.604% of par value with a yield to maturity of 5.425%. Interest is payable semiannually at an interest rate per annum of 5.375% on April 1 and October 1 of each year with the first interest payment due October 1, 2025. The Notes mature on April 1, 2035. The Notes will be the senior unsecured obligations of the Issuer and will be fully and unconditionally guaranteed by Essex. The Notes offering is expected to close on February 18, 2025, subject to the satisfaction of certain closing conditions.

The Issuer intends to use the net proceeds of this offering to repay upcoming debt maturities, including to fund a portion of the repayment of the Issuer’s $500.0 million aggregate principal amount outstanding of 3.500% senior notes due April 2025, and for other general corporate and working capital purposes, which may include the funding of potential acquisition opportunities. Pending application of the net proceeds from the offering for the foregoing purposes, such proceeds initially may be used to repay borrowings outstanding under the Issuer’s unsecured credit facilities and/or invested in short-term securities.

J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, BMO Capital Markets Corp., PNC Capital Markets LLC and Truist Securities, Inc. served as joint book-running managers, BofA Securities, Inc., Scotia Capital (USA) Inc. and TD Securities (USA) LLC served as senior co-managers and Mizuho Securities USA LLC, Regions Securities LLC and Samuel A. Ramirez & Company, Inc. served as co-managers for the offering.

The Issuer and Essex have jointly filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. You may get these documents for free by searching the SEC online database on the SEC website at http://www.sec.gov. Alternatively, the Issuer, Essex, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it from (i) J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com, (ii) U.S. Bancorp Investments, Inc. toll free at 1-877-558-2607 or (iii) Wells Fargo Securities, LLC toll free at 1-800-645-3751.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which, or to any person to whom, such offer, solicitation or sale would be unlawful.

About Essex Property Trust, Inc.

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 256 apartment communities comprising over 62,000 apartment homes with an additional property in active development.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are statements which are not historical facts, including statements regarding our expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements related to the Notes offering, including the terms, timing and completion of the offering and the expected use of the net proceeds therefrom. We cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect our current expectations of the approximate outcomes of the matters discussed. Factors that might cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, those associated with market risks and uncertainties and the satisfaction of customary closing conditions for an offering of the Notes, as well as the risks referenced in our annual report on Form 10-K for the year ended December 31, 2023, our quarterly reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, and any subsequent current reports on Form 8-K filed (and not furnished) by us with the SEC, and the prospectus supplement and related prospectus for this offering, as well as those risk factors and special considerations set forth in our other filings with the SEC that are incorporated by reference in such prospectus supplement and accompanying prospectus which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. All forward-looking statements are made as of the date hereof, we assume no obligation to update or supplement this information for any reason, and therefore, they may not represent our estimates and assumptions after the date of this press release.

Contact Information
Loren Rainey
Director, Investor Relations
(650) 655-7800
lrainey@essex.com